SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) November 23,1998
                                               ------------------

                   PRINCETON VIDEO IMAGE, INC.
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       (Exact Name of Registrant as Specified in Charter)


       New Jersey           000-23415             22-3062052
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



15 Princess Road, Lawrenceville, New Jersey             08648
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (609) 912-9400
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  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On November 30, 1998 the Registrant issued the following press release relating to the naming of Dennis P. Wilkinson as the Registrant's President and Chief Executive Officer:

     "PRINCETON VIDEO IMAGE, INC. NAMES DENNIS P. WILKINSON AS
             NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

"- Extensive Senior Level Management Experience in Advertising and Broadcasting Industries -

     "Lawrenceville, NJ, November 30, 1998 - Princeton Video Image, Inc. (Nasdaq: PVII; http://www.pvimage.com), today announced that it has named Dennis P. Wilkinson to the position of President and Chief Executive Officer, reporting to the Company's Board of
Directors.

     "Mr. Wilkinson, 50, was previously Senior Vice President of Marketing and Programming at Primestar, Inc., the nation's second largest Direct Broadcast Satellite provider. In addition to managing a $100 million annual advertising budget, he was responsible for both marketing and programming at Primestar, helping to facilitate the company's exceptional revenue growth from $100 million to over $1 billion annually and negotiating over 100 programming contracts in under three years.

     "Prior to his tenure at Primestar, Mr. Wilkinson was Senior
Vice President of Consumer Marketing at Time Warner
Entertainment/Home Box Office from 1992 to 1995, where he was responsible for all consumer marketing, including brand positioning, advertising, promotion, and ethnic marketing.

     "Mr. Wilkinson also has extensive advertising industry expertise. He was Executive Vice President and General Manager of Young & Rubicam/Chicago, President of DDB Needham Worldwide/San Francisco, and Senior Vice President and Deputy General Manager of Foote, Cone & Belding/San Francisco. He began his career as an Account Executive at J. Walter Thompson Company.

     "Brown Williams, Chairman, commented, 'Denny's exceptional and extensive experience as a senior level executive in the advertising and broadcasting industries, coupled with his remarkable track record of new business development in these fields, makes him a superb selection for the positions of President and Chief Executive Officer of Princeton Video Image. His years of accomplishment in the advertising community will prove invaluable as we strengthen our relationship with that important constituency.'

     "Mr. Williams added, 'Denny's outstanding leadership and marketing skills will be crucial as Princeton Video Image continues its transition from a technology company to a marketing company.
As we build upon our existing partnerships, develop new products, and increase our penetration in the domestic and international markets, we are confident that Denny will be a critical addition to our management team.'

     "Mr. Wilkinson succeeds Douglas Greenlaw, who in April 1998 announced his intention to step down as Chief Executive Officer by year-end.


     "Mr. Williams continued, 'On behalf of the Board of Directors and our shareholders, I would like to thank Doug for his past contributions to Princeton Video Image, as well as his continuous support during this transition period. We extend to him our best wishes for continued success.'

     "Princeton Video Image, Inc. developed and is marketing a real-time video insertion system that, through patented pattern recognition technology, places computer-generated electronic images into television broadcasts of sporting events as well as other programming. These electronic images range from simple corporate names and logos to sophisticated 3-D images and animated effects. The company is headquartered in Lawrenceville, New Jersey, with offices in New York City.

     "Any statements contained in the press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to market acceptance, dependence on strategic partners and third party sales, contractual restraints on use of the Company's technology, a rapidly changing commercial and technological environment, competition, possible adverse regulations, need for additional financing, intellectual property rights and litigation, and other risks identified in the Company's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Princeton Video Image, Inc.


                              By: /s/ Lawrence L. Epstein
                                  ------------------------------
                                  Lawrence L. Epstein,
                                  Vice President of Finance
                                  and Chief Financial Officer


Date: November 30, 1998

                          EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
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 10.1*    Employment Agreement, dated November 23, 1998, between
          the Registrant and Dennis P. Wilkinson.